UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Andrea Electronics Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 16, 2003

Dear Stockholders:

You are cordially invited to attend the 2003 annual meeting of stockholders of Andrea Electronics Corporation (the “Company”) which will be held on Tuesday, November 18, 2003 at 2:00 p.m. local time, at the American Stock Exchange, 86 Trinity Place, New York, New York.

The attached notice of annual meeting and the proxy statement describe the business to be transacted at the annual meeting. Directors and officers of the Company as well as a representative of Marcum & Kliegman LLP, the Company’s independent auditors, will be present at the annual meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the outstanding common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business at the annual meeting.

On behalf of the Board of Directors and all of the employees of the Company, I thank you for your continued interest and support.

Sincerely yours,

/S/  DOUGLAS J. ANDREA

Douglas J. Andrea

Chairman of the Board

and Corporate Secretary

ANDREA ELECTRONICS CORPORATION

45 Melville Park Road

Melville, New York 11747

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD TUESDAY, NOVEMBER 18, 2003

On Tuesday, November 18, 2003, Andrea Electronics Corporation will hold its annual meeting of shareholders at the American Stock Exchange, 86 Trinity Place, New York, New York. The meeting will begin at 2:00 p.m., local time. At the meeting, shareholders will consider and act on the following:

1.	The election of eight directors to hold office until the next annual meeting of shareholders;

2.	The ratification of the selection of Marcum & Kliegman LLP as the Company’s independent accountants for the year ending December 31, 2003; and

3.	Such other business as may properly come before the meeting.

Note:	As of the date of this notice, the board of directors is not aware of any other business to come before the meeting.

Only shareholders of record as the close of business on October 2, 2003 are entitled to receive notice of the meeting and to vote at the meeting and any adjournment or postponement of the meeting.

Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/  DOUGLAS J. ANDREA

Douglas J. Andrea

Chairman of the Board and

Corporate Secretary

Melville, New York

October 16, 2003

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience.

No postage is required if mailed in the United States.

ANDREA ELECTRONICS CORPORATION

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Andrea Electronics Corporation (“Andrea Electronics” or the “Company”) to be used at the 2003 annual meeting of shareholders of the Company. The annual meeting will be held at the American Stock Exchange, 86 Trinity Place, New York, New York on Tuesday, November 18, 2003 at 2:00 p.m., local time. This proxy statement and the enclosed proxy card are being first mailed to shareholders of record on or about October 16, 2003.

General Information about Voting

Who Can Vote at the Meeting

You are entitled to vote your Company common stock only if the records of the Company show that you held your shares as of the close of business on October 2, 2003. As of the close of business on October 2, 2003, a total of 25,340,627 shares of Andrea Electronics common stock were outstanding. Each share of common stock has one vote.

Attending the Meeting

If you are a beneficial owner of Company common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

The annual meeting will be held only if there is a quorum present. A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the election of directors. The affirmative vote of a majority of the votes cast is required to approve the appointment of Marcum & Kliegman LLP as independent auditors. Abstentions and broker non-votes will have no effect on this proposal.

Voting by Proxy

The board of directors of the Company is sending you this proxy statement for the purpose of requesting that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the annual meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees for director and “FOR” ratification of Marcum & Kliegman LLP as independent auditors.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your Company common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

Stock Ownership

The following table sets forth certain information as of October 2, 2003, with respect to the stock ownership of (i) each director or nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table and (iii) all directors and executive officers of the Company as a group. The Company does not know of any persons that are beneficial owners of more than 5% of the Company’s outstanding common stock.

Name of Beneficial Owner	Number of Shares Owned (excluding options)		Number of Shares that May Be Acquired Within 60 days by Exercising Options	Percent of Common Stock Outstanding(1)
Douglas J. Andrea	261,014	(2)	925,000	4.5%
John R. Croteau	15,625		35,000	*
Paul E. Donofrio	—		—	—
Gary A. Jones	17,625		70,000	*
Scott M. Koondel	15,625		150,000	*
Louis Libin	15,625		35,000	*
Joseph J. Migliozzi	—		—	—
Christopher P. Sauvigne	210,000	(3)	750,000	3.7%
Jonathan D. Spaet	—		—	*
Richard A. Maue (former executive officer)	2,000		—	*
Thomas W. McClay (former executive officer)	—		—	*
Directors and executive officers as a group (12 persons, including former executive officers)	540,264		2,040,000	9.4%

*	Less than 1%

(1)	Percentage with respect to each person or group of persons have been calculated on the basis of 25,340,627 shares of Company common stock, plus the number of shares of Company common stock which such person or group of persons has the right to acquire within 60 days from October 2, 2003, by the exercise of options. The information concerning the shareholders is based upon information furnished to the Company by such shareholders. Except as otherwise indicated, all of the shares next to each identified person or group are owned of record and beneficially by such person or each person within such group and such persons have sole voting and investment power with respect thereto.

(2)	Includes 12,438 and 3,876 shares owned by Mr. Andrea’s spouse and Mr. Andrea’s daughter, respectively.

(3)	Includes 15,000 and 5,000 shares owned by Mr. Sauvigne’s spouse, and minor children, respectively.

Proposal 1 – Election of Directors

The By-laws of the Company provide that the Board of Directors shall consist of not less than three and not more than ten directors as determined by the Board. The Board of Directors currently consists of 9 directors, and the Board has determined that the number of directors to be elected at the annual meeting shall be eight. The persons listed below have been nominated by the Board for election as directors to serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified.

Unless otherwise specified in the form of proxy, the proxies solicited by management will be voted “FOR” the election of these nominees.

The Board of Directors recommends that you vote “FOR” the election of these nominees.

In case any of these nominees become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

Director Nominees

Information on director nominees of the Company follows (ages are as of December 31, 2002):

Douglas J. Andrea, age 40, has been Chairman of the Board of Directors since November 2001, a Director of the Company since 1991 and Corporate Secretary since 2003. He was Co-Chairman and Co-Chief Executive Officer of the Company from November 1998 until August 2001. He served as Co-President of the Company from November 1992 to November 1998, as Vice President—Engineering of the Company from December 1991 to November 1992, and as Secretary of the Company from 1989 to January 1993.

John R. Croteau, age 42, has been a Director of the Company since March 2002. Mr. Croteau, General Manager, Media Platform and Services Group at Analog Devices, Inc., is currently responsible for Analog Devices' DSP and System Product businesses in PCs and peripherals. Mr. Croteau, having 19 years of semiconductor and technology marketing and business management experience, built a franchise in PC Audio at Analog Devices, servicing substantially all PC OEMs, including Intel, Dell, Compaq, Hewlett Packard, IBM, Sony, Fujitsu, FSC and NEC, among others. Since joining Analog Devices in 1983, Mr. Croteau held a variety of strategic marketing and planning positions, specializing in bringing new technologies and products to market.

Paul E. Donofrio, age 44, has been the President and Chief Executive Officer and Director of the Company since August 2003. Prior to joining the Company, Mr. Donofrio served as Executive Vice President of Corporate Development of DHB Industries Inc., a protective body armor manufacturer from 2002 to 2003. He served as Executive Vice President, Chief Financial Officer and Director of Chiliad, Inc., a contextual search and retrieval software firm from 2001 to 2002. Mr. Donofrio previously served in senior financial and operational positions and Director at Telemonde, Inc., an international supplier of global telecommunication equipments, and Microwave Power Devices, Inc., a microwave amplifier design and marketing company.

Gary A. Jones, age 57, has been a Director of the Company since April 1996. He has served as President of Digital Technologies, Inc. since 1994 and was Chief Engineer at Allied Signal Ocean Systems from 1987 to 1994. From March 1998 to December 2000, Mr. Jones was the Managing Director of Andrea Digital Technologies, Inc, a wholly-owned subsidiary of Andrea Electronics Corporation.

Scott M. Koondel, age 39, has been a Director of the Company since April 1995. He is the Senior Vice President, National Sales Manager of Domestic Television of Paramount Pictures, a subsidiary of Viacom International and has been employed with Paramount Pictures since June 1993, and was the National Sales Manager for WPIX-TV, a division of Tribune Broadcasting, from June 1990 to June 1993.

Louis Libin, age 44, has been a Director of the Company since February 2002. He is President of Broad Comm, Inc., a consulting group specializing in advanced television broadcast, interactive TV, Internet Protocol and wireless communications. Prior to his tenure at Broad Comm, Mr. Libin was Chief Technology Officer for NBC, and was responsible for all business and technical matters for satellite, wireless and communication issues for General Electric and NBC. Since 1989, Mr. Libin has represented the United States on satellite and transmission issues at the International Telecommunications Union (the ITU) in Geneva, Switzerland. Mr. Libin is a Senior Member of the Institute of Electrical and Electronic Engineers (IEEE), and is a member of the National Society of Professional Engineers.

Joseph J. Migliozzi, age 53, has been a Director of the Company since September 2003. He operates his own management consulting firm since 2001. From 1997 to 2001 Mr. Migliozzi was the Chief Operating and Financial Officer of Voyetra Turtle Beach. Prior to that, he served in various executive management positions in the electronics manufacturing industries, with both financial and operational responsibilities. Mr. Migliozzi is a Certified Public Accountant.

Jonathan D. Spaet, age 47, has been a Director of the Company since 2003. He is Vice-President of Advertising Sales for Westwood One Radio Networks since June of 2003, overseeing ad sales for one of the largest radio groups in the country. From 2002 to 2003, he was the Chief Operating Officer of MEP Media, a company that was starting a digital cable channel devoted to the music enthusiast. Prior to MEP, he was President of Ad Sales for USA Networks, supervising ad sales, marketing, research and operations for both USA and Sci-fi, two top-tier cable channels. Previously, he was President of Ad Sales for About.com, the seventh largest website on the internet. This followed 15 years at NBC, where Jon’s career included a six-year stint in NBC Cable and nine years in the NBC Television Stations Group.

Director with Term Expiring

The following director’s term expires at the 2003 annual meeting of stockholders, since the board of directors did not nominate him for election to another term of office:

Christopher P. Sauvigne, age 42, served as President and Chief Executive Officer of the Company from August 2001 to August 2003. He was President and Chief Operating Officer of the Company from November 1998 until August 2001. From 1982 until joining the Company in November1998, Mr. Sauvigne was employed by Arthur Andersen LLP, where he served in various capacities, the last of which was as Partner.

Information about Executive Officers Who Are Not Directors

The following information is provided for an executive officer, who is not also a director:

Corisa L. Guiffre, age 30, has been the Company’s Vice President and Chief Financial Officer of the Company since June 2003 and Assistant Corporate Secretary since October 2003. Ms. Guiffre joined the

Company in November 1999 and served as Vice President and Controller until June 2003. Prior to joining the Company she was part of the Audit, Tax and Business Advisory divisions at Arthur Andersen LLP. She is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants and a member of the New York State Society of Certified Public Accountants

The executive officers of the Company are elected annually and hold office until their successors have been elected and qualified or until they are removed or replaced.

Meetings of the Board of Directors and Fees

The Company conducts business through meetings and activities of its Board of Directors and their committees. During the year ended December 31, 2002, the Board of Directors of the Company held 9 regular meetings and 12 special meetings. All of the directors of the Company attended at least 75% of the total number of the Company’s Board meetings held and committee meetings on which such directors served during the year ended December 31, 2002. Independent directors each receive an annual retainer of $5,000 in the form of Company common stock and are paid $500 for attendance at Board meetings and $250 for attendance at committee meetings.

Committees of the Board of Directors

Audit Committee. The Audit Committee consists of Joseph J. Migliozzi (chairman), Gary A. Jones and Jonathan D. Spaet. The Audit Committee meets with management and Company financial personnel, as well as with the Company’s independent accountants, to consider the adequacy of the internal controls of the Company and the objectivity of the Company’s financial reporting. The Audit Committee met 4 times during the fiscal year ended December 31, 2002.

Compensation Committee. The Compensation Committee consists of Scott M. Koondel (chairman), Louis Libin and Jonathan D. Spaet. The Compensation Committee administers the Company’s stock option plans and makes recommendations to the Board of Directors with respect to the compensation of management. The Compensation Committee met 2 times during the fiscal year ended December 31, 2002.

Nominating Committee. The Nominating Committee consists of Scott M. Koondel (chairman), John R. Croteau and Louis Libin and selects annually the nominees for election as directors. The Nominating Committee met once to select nominees for election as directors at this annual meeting. The Company’s By-laws provide for shareholder nominations as directors. See “Shareholders Proposals and Nominations.”

Legal Proceedings

On August 6, 2003, Christopher P. Sauvigne, director and former President and Chief Executive Officer of Andrea filed a lawsuit in the Supreme Court of the State of New York, County of Nassau, against the Company styled Christopher P. Sauvigne v. Andrea Electronics Corporation, Index No. 03-012098 (the “Action”). The Action alleges that Mr. Sauvigne and Andrea were parties to an employment contract and that Andrea breached the contract in connection with the termination of Mr. Sauvigne as President and Chief Executive Officer of Andrea on August 1, 2003. The Action seeks (i) a sum of not less than $131,250, plus interest, (ii) a mandate that Andrea grant stock options to Mr. Sauvigne and (iii) reasonable counsel fees and costs. Andrea intends to defend the Action vigorously. While the outcome of the Action cannot be predicted with certainty, Andrea believes the Action is without merit. On September 25, 2003, Andrea filed a response to the Action with the Court denying these claims. In addition, Andrea filed a counterclaim against Mr. Sauvigne alleging that (i) Mr. Sauvigne misused his corporate credit card and (ii) breached his fiduciary duty to Andrea by omitting material facts concerning his involvement with the group of private investors that purchased the Andrea Aircraft Communications Products division and/or failing to disclose to Andrea that the private investor group included various members of Mr. Sauvigne’s family. The counterclaim seeks (i) reimbursement of any compensation paid to Mr. Sauvigne for any personal and/or undocumented expenses incurred by him (ii) forfeiture and repayment to Andrea of all salary, bonuses, and benefits that Mr. Sauvigne received from Andrea after the breach of his fiduciary duty in an amount to be determined at trial and (iii) attorneys’ fees and costs.

Executive Compensation

The following table sets forth information for the last three fiscal years relating to compensation earned by Mr. Andrea and the other most highly compensated executive officers who received salary and bonuses over $100,000 during the year ended December 31, 2002.

Name and Principal Position	Year	Salary	Bonus		Restricted Stock Awards			Stock Options (#)
Douglas J. Andrea, Chairman of the Board, Corporate Secretary and former Co-Chairman and Co-Chief Executive Officer (2)	2002 2001 2000	$178,685 241,724 206,350		$125,000 — 150,000		$102,000 44,500 —	(1)	250,000 — 125,000

Christopher P. Sauvigne, former President and Chief Executive Officer and Chief Operating Officer (3)	2002 2001 2000	$178,675 243,723 211,718		$125,000 — 150,000		$102,000 44,500 —	(1)	250,000 — 125,000

Richard A. Maue, former Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary (4)	2002 2001 2000	$162,046 154,134 145,528	$	— — 25,000	$	— — —		112,500 15,000 70,000

Thomas W. McClay, former Senior Vice President and General Counsel (5)	2002 2001 2000	$150,740 153,759 90,923	$	— — 12,692	$	— — —		75,000 15,000 60,000

(1)	Includes 150,000 shares of stock granted to each of Christopher P. Sauvigne and Douglas J. Andrea, which vested on the day of the grant.

(2)	Effective August 2001, Douglas J. Andrea relinquished his duties as a Co-Chairman and Co-Chief Executive Officer of the Company and became sole Chairman of the Board.

(3)	Mr. Sauvigne’s employment terminated as President and Chief Executive Officer of the Company in August 2003. Mr. Sauvigne became President and Chief Executive Officer of the Company in August 2001.

(4)	Mr. Maue resigned as Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary in June 2003.

(5)	Mr. McClay resigned as Senior Vice President and General Counsel in May 2003. Mr. McClay joined the Company on May 8, 2000 and was appointed as an officer of the Company in October 2002.

The following table summarizes for each of the executive officers named in the “Executive Compensation” table the number of shares covered by options granted during 2002.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Date of grant	Number of securities underlying options granted (#)		Percentage of total options granted to employees in fiscal year	Exercise price ($/share)		Expiration Date

Douglas J. Andrea	1/31/02	250,000	(1)	18.6%		$0.69	1/31/12

Christopher P. Sauvigne	1/31/02	250,000	(1)	18.6%		$0.69	1/31/12

Richard A. Maue	1/31/02 2/21/02 3/12/02	50,000 37,500 25,000	(1) (1) (2)	3.7% 2.8% 1.9%	$ $ $	0.69 0.61 0.68	1/31/12 2/21/12 3/12/12

Thomas W. McClay	1/31/02 3/12/02	50,000 25,000	(1) (2)	3.7% 1.9%	$ $	0.69 0.68	1/31/12 3/12/12

(1)	The shares covered by this option grant are fully vested as of the grant date.

(2)	Of the shares covered by this option grant, none can be purchased during the first year following the grant; 100% can be purchased after the first anniversary of the grant.

The following table summarizes for each of the executive officers named in the “Executive Compensation” table the number of shares acquired and value realized upon exercise of options during fiscal 2002 and the aggregate dollar value of in-the-money, unexercised options at December 31, 2002. None of the executive officers exercised or held any SARs during the year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End – Exercisable/ Unexercisable	Value of Unexercisable In-the-Money Options at Fiscal Year End – Exercisable/ Unexercisable(1)

Douglas J. Andrea	—	$—	862,500/62,500	$	— /$ —

Christopher P. Sauvigne	—	$—	687,500/62,500	$	— /$ —

Richard A. Maue	—	$—	248,750/71,250	$	— /$ —

Thomas W. McClay	—	$—	83,750/66,250	$	— /$ —

(1)	Values were based on a closing trade price for Andrea’s Common Stock on December 31, 2002 of $0.29 per share. Options are in-the-money only if the market value of shares covered by options is greater than the exercise price.

Employment Agreements

In August 2003, Paul E. Donofrio, President and Chief Executive Officer, and the Company entered into a Memorandum of Understanding regarding the terms of Mr. Donofrio’s employment. Pursuant to the Memorandum of Understanding, Mr. Donofrio will receive an initial annual base salary of $175,000, an initial stock grant of 350,000 options and a minimum annual bonus of $50,000. Mr. Donofrio would also be entitled to a change in control payment equal to one times his base salary with continuation of health and medical benefits for one year in the event of a change in control and subsequent termination of employment other than for cause. The term of this agreement can be extended for two additional one year terms and, if so, Mr. Donofrio’s base salary would be $200,000 and $225,000 in years two and three, respectively, and additional grants of stock options each year. The Company is currently in the process of drafting an employment agreement for Paul E. Donofrio, that incorporates all of the terms and conditions of the Memorandum of Understanding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and persons who beneficially own more than ten percent of the Company’s Common Stock to file with the Securities and Exchange Commission (“SEC”) and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock in the Company. Officers, directors and greater-than-ten percent shareholders are also required to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, during the fiscal year ended December 31, 2002, the Company’s directors and officers met all applicable SEC filing requirements, except that one transaction by Douglas J. Andrea and one transaction by Christopher P. Sauvigne were not filed on a Form 4 on a timely basis, and a Form 3 for Thomas W. McClay was not filed on a timely basis, due to administration error. These Forms were subsequently filed.

Proposal 2 –

Ratification of Appointment of Independent Auditors

The Board of Directors has appointed Marcum & Kliegman LLP to be the Company’s independent auditors for the fiscal year ending December 31, 2003, subject to the ratification by stockholders. A representative of Marcum & Kliegman LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” ratification of the appointment of Marcum & Kliegman LLP as the independent auditors of the Company.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Marcum & Kliegman LLP as the independent auditors of the Company.

Change in Independent Auditors

On July 1, 2002, the Company’s Board of Directors, at the recommendation of its Audit Committee, determined not to engage Arthur Andersen LLP as the Company’s independent accountants for the fiscal year ending December 31, 2002. However, no action was taken on this date to formally dismiss Arthur Andersen LLP as the Company’s independent accountants. On July 29, 2002, the Company’s Board of Directors, at the recommendation of its Audit Committee, determined to engage PricewaterhouseCoopers LLP as the Company’s independent accountants, however no action was taken on this date to formally engage PricewaterhouseCoopers LLP as the Company’s independent accountants. On August 6, 2002, the

Securities and Exchange Commission informed the Company that Arthur Andersen LLP had notified the Securities and Exchange Commission that it was unable to perform future audit services for the Company and, as a result, its relationship with the Company was effectively terminated. Arthur Andersen LLP did not notify the Company of this directly, however, the Securities and Exchange Commission stated in its letter that Arthur Andersen LLP’s notification was consistent with widely disseminated press reports of the wind-down of Arthur Andersen’s business. As a result, on August 6, 2002, Arthur Andersen LLP was dismissed as the Company’s independent accountant.

The report of Arthur Andersen LLP on the financial statements of the Company for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During each of the years ended December 31, 2001 and 2000 and the subsequent interim period preceding August 6, 2002, the Company was not in disagreement with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its report.

On August 6, 2002, the Company’s Board of Directors, at the recommendation of its Audit Committee, engaged PricewaterhouseCoopers LLP as the Company’s independent accountants. During the years ended December 31, 2001 and 2000 and through the date of the Board’s decision, the Company did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

On August 14, 2002, the Company’s Board of Directors, at the recommendation of its Audit Committee, dismissed PricewaterhouseCoopers LLP as the Company’s independent accountants. During the term of its engagement, PricewaterhouseCoopers LLP did not audit or review any financial statements of the Company as of any date or for any period, nor issue any reports relating thereto. However, PricewaterhouseCoopers LLP did commence, but did not complete a review of the Company’s interim financial statements for the quarter ended June 30, 2002.

During the term of its engagement, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference thereto in any report on any audited financial statements of the Company.

During the term of PricewaterhouseCoopers LLP’s engagement, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)), except that prior to its dismissal, PricewaterhouseCoopers LLP raised questions regarding the Company’s ability to recover its deferred tax assets. PricewaterhouseCoopers LLP was dismissed prior to the matter being resolved. Members of the Board of Directors, one of which is a member of the Audit Committee, discussed this matter with PricewaterhouseCoopers LLP. The Company has authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of the Company’s successor accountant concerning this matter.

On August 15, 2002, the Company’s Board of Directors, at the recommendation of its Audit Committee, engaged Marcum & Kliegman LLP as the Company’s independent accountants. During the years ended December 31, 2001 and 2000 and through the date of the Board’s decision, the Company did not consult Marcum & Kliegman LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal year ending December 31, 2002 by Marcum & Kliegman LLP, PricewaterhouseCoopers LLP and Arthur Andersen LLP:

Marcum & Kliegman LLP
Audit Fees	$157,700
All other fees*	$16,800

PricewaterhouseCoopers LLP
Audit Fees	$32,500

Arthur Andersen LLP
Audit Fees	$24,500
All other fees*	$69,217

*	Includes fees for tax-related services, consulting and assistance with securities filings.

The Audit Committee believes that the non-audit fees paid to Arthur Andersen LLP was compatible with maintaining Arthur Andersen LLP’s independence during the term of its engagement. The Audit Committee believes that the non-audit fees paid to Marcum & Kliegman LLP are compatible with maintaining Marcum & Kliegman LLP’s independence.

Report of the Audit Committee

The Audit Committee of the Company’s Board of Directors is comprised of three non-employee directors and operates under a written charter adopted by the Board of Directors, a copy of which was included in the 2001 proxy statement. The Board of Directors has determined that each Audit Committee member is independent in accordance with the listing standards of the American Stock Exchange.

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principals. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the auditors’ independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent auditors are in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to shareholder ratification, the selection of the Company’s independent auditors for the fiscal year ended December 31, 2003.

The Audit Committee of the Board of Directors

of Andrea Electronics Corporation

Scott Koondel

Shareholder Proposals and Nominations

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than June 16, 2004. If next years annual meeting is held on a date more than 30 calendar days from November 18, 2004, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s By-laws provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must give written notice of such nominations and/or proposals to the Secretary not less than 90 days prior to the date of the annual meeting. A copy of the By-laws may be obtained from the Company.

Miscellaneous

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company’s stock.

The Company’s Annual Report to Shareholders has been mailed to persons who were shareholders as of the close of business on October 2, 2003. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

A copy of the Company’s Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission will be furnished without charge to persons who are stockholders as of the close of business on October 2, 2003 upon written request to Douglas J. Andrea, Corporate Secretary, Andrea Electronics Corporation, 45 Melville Park Road, Melville, New York 11747.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

By Order of the Board of Directors

/s/ Douglas J. Andrea

Douglas J. Andrea

Chairman of the Board and

Corporate Secretary

Melville, New York

October 16, 2003

You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the annual meeting, you are requested to sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

REVOCABLE PROXY

ANDREA ELECTRONICS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, November 18, 2003

2:00 p.m. Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Shareholder(s) of ANDREA ELECTRONICS CORPORATION, a New York corporation (“Company”), hereby appoints Douglas J. Andrea and Paul E. Donofrio, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on Tuesday, November 18, 2003 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted “FOR” all of the following proposals.

1. To elect the following Directors: Douglas J. Andrea; John R. Croteau; Paul E. Donofrio, Gary A. Jones; Scott M. Koondel; Louis Libin; Joseph J. Migliozzi and Jonathan D. Spaet.

FOR ( )	WITHHELD ( )

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above)

2. To ratify the selection of Marcum & Kliegman LLP as the Company’s independent accountants for the year ending December 31, 2003.

FOR ( )	AGAINST ( )	ABSTAIN ( )

(    ) I plan on attending the Annual Meeting.

Date             , 2003

Signature

Signature if held jointly

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.